                                                                     Exhibit 4.3


                VOID AFTER 5:00 P.M. NEW YORK TIME, _______, 2006


Certificate No.                                     Warrant to Purchase
               ----                                 [Insert number of Shares]
                                                       Shares of Common Stock


                                  BIOTIME, INC.
                         COMMON STOCK PURCHASE WARRANTS

     This certifies that, for value received, [Insert name of Holder] or registered assigns (the "Holder"), is entitled to purchase from BioTime, Inc. a California corporation (the "Company"), at a purchase price per share [Insert Warrant Price determined pursuant to Sections 4 and 10 of the Warrant Agreement] (the "Warrant Price"), the number of its Common Shares, no par value per share (the "Common Stock"), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the "Warrants") and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on ________, 2006 shall thereafter be void.

     Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, which signature shall be guaranteed by a financial institution that is a participant in a recognized signature guarantee program., and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 10.5 of the Warrant Agreement) at the principal office of the Warrant Agent. Payment of the Warrant Price shall be made in cash or by certified or bank cashier's check in such amount as provided in Section 3 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

     The Warrants evidenced by this Warrant Certificate may be redeemed by the Company, at its election, at any time if the closing price of the Common Stock on a national securities exchange (including the Nasdaq Stock Market National Market System), or the average bid price as quoted in Nasdaq Stock Market if the Common Stock is not listed on a national securities exchange, equals or exceeds 200% of the Warrant Price for any twenty (20) consecutive trading days ending not more than twenty (20) days prior to the date of the notice given pursuant to
Section 6.2 of the Warrant Agreement. From and after the date specified by the Company for redemption of the Warrants (the "Redemption Date"), the Warrants evidenced by this Warrant Certificate shall no longer be deemed outstanding and all rights of the Holder of this Warrant Certificate shall cease and terminate, except for the right of the registered Holder to receive payment of the redemption price of five cents ($0.05) per Warrant Share upon presentation and surrender of this Warrant Certificate. The Redemption Date shall abate, and the notice of redemption shall be of no effect, if the closing price or average bid price of the Common Stock, as applicable under Section 6.1 of the Warrant Agreement, does not equal or exceed 120% of the Warrant Price on the Redemption Date and the five trading days immediately preceding the Redemption Date, but the right Company shall have the right to redeem the Warrants at a future date if the conditions set forth in
Section 6.1 of the Warrant Agreement are subsequently met and a new notice setting a new Redemption Date is sent to Warrant holders.

     This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of __________, 2003 between the Company and the Warrant Agent named therein, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

     Upon any partial exercise of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrants evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Warrant Agent in the manner and subject to the limitations set forth in the Warrant Agreement.

     The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Company and the Warrant Agent may treat the Holder hereof as the owner for all purposes.

     Neither the Warrants nor this Warrant Certificate entitles any Holder to any of the rights of a stockholder of the Company.

     This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.


DATED:

                                        BIOTIME, INC.


(Seal)                                  By:
                                           -------------------------------

                                        Title:
                                              ----------------------------

Attest:
       -----------------------------

[COUNTERSIGNED:


WARRANT AGENT


By:                                ]
   --------------------------------
       Authorized Signature

                                  PURCHASE FORM

                    (To be executed upon exercise of Warrant)



To BioTime, Inc.:

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant Certificate for, and to purchase thereunder, _______ shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of cash or a certified or bank cashier's check.

     Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:


------------------------------------
(Please Print Name)


------------------------------------
(Please Print Address)


------------------------------------
(Social Security Number or
Other Taxpayer Identification Number)


------------------------------------
(Signature)


NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

                                   ASSIGNMENT

          (To be executed only upon assignment of Warrant Certificate)

         For value received, _____________ hereby sells, assigns and transfers unto _______________ the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:
      ------------------------------------

                                            ------------------------------------
                                                        (Signature)

                                            NOTE: The above signature should
                                                  correspond exactly with the
                                                  name on the face of this
                                                  Warrant Certificate.